Exhibit 99.1

[LOGO] Stock Transfer REPORT AND CERTIFICATION OF INSPECTORS OF ELECTION WE, the undersigned, being duly appointed Inspectors of Election of the Annual Meeting of the Shareholders of CHINA PRECISION STEEL, INC., on November 12, 2007, do hereby report and certify the results of ballots cast as follows: PROPOSAL 1: Election of Directors:    FOR WITHHELD Wo Hing Li 29,593,064 146,600 Hai Sheng Chen 29,553,563 186,101 Tung Kuen Tsui 29,552,862 186,802 Che Kin Lui 29,553,365 186,299 David Peter Wong 29,553,621 186,043  PROPOSAL 2: Approval of change in state of incorporation from Colorado to Delaware by approving and adopting an Agreement and Plan of Merger providing for the merger of the Company into its wholly-owned subsidiary, China Precision Steel, Inc., a Delaware corporation: FOR AGAINST ABSTAIN  24,171,529 27,986 4,272 PROPOSAL 3: Authority to issue an undetermined number of shares of Company Common Stock, shares of preferred stock convertible into Company Common Stock or warrants to purchase Company Common Stock, in an aggregate amount of up to 11,213,443 shares of Common Stock, in connection with capital raising activities over the next 12 months and prior to the next annual meeting of the Company's Stockholders, at a price and on the terms to be determined by the Company's Board of Directors: FOR AGAINST ABSTAIN  23,948,330 229,672 25,785 3200 3200 Cherry Creek Drive South / Suite 430 Denver, CO 80209 Telephone (303) 282-4800 Fax (303) 282-5800 www.corporatestock.com

As of the record date, there were 37,378,143 common shares issued and outstanding. A quorum consists of 50% + (1) of these shares outstanding, which are 18,689,072. The number of shares voting for proposal 1 by proxy is 29,593,064. The number of shares voting for proposal 2 by proxy is 24,171,529. The number of shares voting for proposal 3 by proxy is 23,948,330. The total number of shares voted is 29,739,664.  Therefore, we do have a quorum for the Annual Meeting of Shareholders.  [signature] Rhonda Singleton, Proxy Dept. CORPORATE STOCK TRANSFER, INC.  [signature] Carylyn K. Bell, President CORPORATE STOCK TRANSFER, INC.